Exhibit 10.3

SIXTEENTH AMENDMENT TO
THE AMENDED AND RESTATED
CREDIT AGREEMENT

THIS SIXTEENTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 5, 2017 (the “Amendment Effective Date”), is by and among SOLARCITY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto as lenders (the “Lenders”), the Administrative Agent, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager, are parties to that certain Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein, it being agreed that, except as expressly amended hereby, the terms and provisions of the Credit Agreement and each other Loan Document (including all collateral and guaranty requirements thereof) remain in effect without modification;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
AMENDMENTS TO CREDIT AGREEMENT

Section 1.01New Definition.  The following defined term is hereby added to Section 1.01 (Defined Terms) of the Credit Agreement in the appropriate alphabetical order:

“‘Sixteenth Amendment Effective Date’ means May 5, 2017.”

Section 1.02Amendments to Section 1.01 (Defined Terms). The following defined terms set forth in Section 1.01 (Defined Terms) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“‘Consolidated’ means, when used with reference to financial statements or financial statement items of Tesla and its Subsidiaries, the Borrower and its

Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.”

“‘True-Up Liability” means Borrower’s liability to any Tax Equity Investor (as measured in Dollars) due to a reduction of fair market value of Projects already Tranched with such Tax Equity Investor, as set forth in the financial statements of the Borrower and its Subsidiaries (or, from and after the Sixteenth Amendment Effective Date, the financial statements of Tesla and its Subsidiaries) and as may be reduced from time to time by the Tranching of such Projects pursuant to the applicable Tax Equity Documents.”

Section 1.03Amendments to Section 1.01 (Defined Terms).

(a)The definition of “Cost of Acquisition” is hereby amended by adding “(or, from and after the Sixteenth Amendment Effective Date, the financial statements or Tesla and its Subsidiaries) ” following “financial statements of the Borrower and its Subsidiaries ” in each of sub-sections (d) and (e) therein.

(b)The definition of “Interest Charges” set forth in Section 1.01 of the Credit is hereby deleted in its entirety.

(c)The definition of “Interest Coverage Ratio” set forth in Section 1.01 of the Credit is hereby deleted in its entirety

(d)The definition of “Permitted Acquisition” is hereby amended by adding the words “(or, from and after the Sixteenth Amendment Effective Date, of Tesla and its Subsidiaries) ” following “income statements of the Borrower and its Subsidiaries ” in each of sub-sections (d)(iv) therein.

Section 1.04Amendment to Section 5.05 (Financial Statements; No Material Adverse Effect).  Clause (c) of Section 5.05 (Material Adverse Effect) is hereby amended and restated in its entirety as follows:

“Material Adverse Effect.  Since the date of the Audited Financial Statements (and, in addition, after delivery of the most recent annual audited financial statements required to have been delivered pursuant to Section 6.01, since the date of such annual audited financial statements), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.”

Section 1.05Amendments to Section 6.01 (Financial Statements).

(a)Clause (a) of Section 6.01 (Audited Financial Statements) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)Audited Financial Statements.  As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower (or, from and after the Sixteenth Amendment Effective Date, Tesla), a

Consolidated balance sheet of the Borrower and its Subsidiaries (or, from and after the Sixteenth Amendment Effective Date, of Tesla and its Subsidiaries) as at the end of such fiscal year, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, (i) such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries (or, from and after the Sixteenth Amendment Effective Date, the Consolidated financial statements of Tesla and its Subsidiaries).”

(b)Clause (b) of Section 6.01 (Quarterly Financial Statements) of the Credit Agreement is hereby amended by adding the words “(or, from and after the Sixteenth Amendment Effective Date, Tesla)” following the words “each fiscal quarter of the Borrower” thereto.

(c)Sub-clause (b)(i) of Section 6.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)A Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (or, from and after the Sixteenth Amendment Effective Date, Tesla and its Subsidiaries) as at the end of such fiscal quarter, and the related Consolidated and consolidating statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s (or, from and after the Sixteenth Amendment Effective Date, Tesla’s) fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and including management discussion and analysis of operating results inclusive of operating metrics in comparative form, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries (or, from and after the Sixteenth Amendment Effective Date, of Tesla and its Subsidiaries), subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries (or, from and after the Sixteenth Amendment Effective Date, the Consolidated financial statements of Tesla and its Subsidiaries); and”

Section 1.06Amendments to Section 6.02 (Certificates; Other Information).

(a)Clause (a) of Section 6.02 (Accountants’ Certificate) of the Credit Agreement is hereby amended by adding the words “(or, from and after the Sixteenth Amendment Effective Date, Tesla’s)” following “delivery of the Borrower’s ” thereto.

(b)Clause (b) of Section 6.02 (Compliance Certificate) of the Credit Agreement is hereby amended by adding the words “(or, from and after the Sixteenth Amendment Effective Date, Tesla’s)” following “delivery of the Borrower’s ” thereto.

(c)Clause (d) of Section 6.02 (Calculations) of the Credit Agreement is hereby amended by adding the words “(or, from and after the Sixteenth Amendment Effective Date, Tesla’s)” following “delivery with the Borrower’s ” thereto.

(d)Clause (g) of Section 6.02 (Annual Reports; Etc.) of the Credit Agreement is hereby amended by adding the words “(or, from and after the Sixteenth Amendment Effective Date, of Tesla)” following “sent to the stockholders of the Borrower ” thereto

Section 1.07Amendment to Section 7.11 (Financial Covenants).  Clause (a) of Section 7.11 (Interest Coverage Ratio) is hereby deleted in its entirety and replaced with “[Reserved].”

Article II.
CONDITIONS TO EFFECTIVENESS

Section 2.01Conditions to Effectiveness.  This Amendment shall become effective as of the Amendment Effective Date upon the receipt by the Administrative Agent of a copy of this Amendment, in form and substance reasonably acceptable to the Administrative Agent, duly executed by Borrower, the Required Lenders and Administrative Agent.

Article III.
MISCELLANEOUS

Section 3.01Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

Section 3.02Representations and Warranties of Loan Parties.  Each of the Loan Parties represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than those which have been duly obtained.

(d)the representations and warranties set forth in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except for (A) those which expressly relate to an earlier date, including for the avoidance of doubt, Sections 5.05 (which shall refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement, as applicable), 5.19, 5.20, and 5.21(b) through (h) and (B) Section 5.09(c), which inaccuracy could not reasonably be expected to have a Material Adverse Effect).

(e)Immediately before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)After giving effect to this Amendment, the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

Section 3.03Reaffirmation of Obligations.  Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

Section 3.04Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

Section 3.05Expenses.  The Borrower agrees to promptly upon receipt of an invoice therefor, pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

Section 3.06Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

Section 3.07Continuing Effect.  Except as expressly amended, waived or otherwise modified hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.  This Amendment shall not constitute an amendment, consent, waiver or other modification of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, consent, waiver or other modification of any action on the part of the Borrower or  the other Loan Parties that would require an amendment, consent or waiver of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or otherwise modify any provision of the Credit Agreement amended, waived or otherwise modified hereby for any other period, circumstance or event.  Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity.

Section 3.08Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

Section 3.09Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 3.10No Actions, Claims, Etc.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Section 3.11GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.12Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.13Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	SOLARCITY CORPORATION, a Delaware corporation

	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ Reneé Marion
	Name:	Reneé Marion
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender, L/C Issuer and Swingline Lender

	By:	/s/ G. Christopher Miller
	Name:	G. Christopher Miller
	Title:	Senior Vice President

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

	By:	/s/ Warren Van Heyst
	Name:	Warren Van Heyst
	Title:	Authorized Signatory

SILICON VALLEY BANK, as a Lender

	By:	/s/ Mona Maitra
	Name:	Mona Maitra
	Title:	Vice President

Signature Page – Sixteenth Amendment to Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ushma Dedhiya
Name:	Ushma Dedhiya
Title:	Authorized Signatory

CITIBANK, N.A. as Administrative Agent and Collateral Agent

By:	/s/ Sarah Terner
Name:	Sarah Terner
Title:	Senior Vice President

NY GREEN BANK, a division of the New York State Energy Research & Developmental Authority, as Additional Lender

By:	/s/ Alfred Griffin
Name:	Alfred Griffin
Title:	President

Signature Page – Sixteenth Amendment to Amended and Restated Credit Agreement

GUARANTOR CONSENT

Each of the undersigned (each a “Guarantor”) consents to the foregoing Amendment to Credit Agreement and other Loan Documents (“Amendment”) and the transactions contemplated thereby and reaffirms its obligations under Article X (Continuing Guaranty) of the Credit Agreement (as the same may be amended, modified, supplemented or replaced from time to time, the “Guaranty”).

Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Furthermore, each Guarantor acknowledges and agrees that any reference to the term “Credit Agreement” in the Guaranty shall mean the Credit Agreement dated of even date with the Guaranty together with all amendments, increases or modifications thereto.

Agreed and Acknowledged:	POPPY ACQUISITION LLC

	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	Chief Executive Officer

ZEP SOLAR LLC

	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	Chief Executive Officer

SILEVO, LLC

	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	President

Guarantor Consent – Sixteenth Amendment to Amended and Restated Credit Agreement